EXHIBIT 4.1
U.S. BANCORP

SECOND SUPPLEMENTAL INDENTURE
Dated as of March 13, 2009
Supplementing the Indenture, dated
as of October 1, 1991, between
U.S. Bancorp (successor to First Bank System, Inc.) and
Citibank, N.A., as Trustee as supplemented by
a
First Supplemental Indenture dated as of August 6, 2001

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 13, 2009 (the “Second Supplemental Indenture”), is made by and between U.S. BANCORP, a Delaware Corporation (the “Company”), and CITIBANK, N.A., a national banking association (the “Trustee”), under the Indenture referred to herein.
WITNESSETH:
     WHEREAS, the Company and the Trustee previously executed and delivered an Indenture, dated as of October 1, 1991 (the “Base Indenture”), as supplemented by a First Supplemental Indenture dated as of August 6, 2001 (collectively, the “Indenture”);
     WHEREAS, pursuant to the Indenture, the Company has issued and the Trustee has authenticated and delivered one or more series of the Company’s senior debt securities (the “Securities”) and anticipates additional issues in the future;
     WHEREAS, the Company has determined that it is advisable and in the interests of the Company and the Holders of its senior unsecured debt that one or more tranches of a series of Securities designated as Medium-Term Notes (Senior), Series R be issued subject to a guarantee of the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to 12 C.F.R. Part 370 (as such regulations may be amended or supplemented from time to time, the “FDIC Guarantee”);
     WHEREAS, as a condition to the FDIC Guarantee, the Company will enter into this Second Supplemental Indenture on or prior to the issue date of the applicable Securities, which shall be applicable only to those Securities issued subject to the FDIC Guarantee and only until the earlier of the maturity date of the Securities subject to the FDIC Guarantee and June 30, 2012, or such later time as may be required by the rules and regulations of the FDIC or any successor entity (the “Termination Date”);
     WHEREAS, this Second Supplemental Indenture shall lapse and be without further effect upon the later to occur of (a) payment in full of all Securities subject to the FDIC Guarantee or (b) the Termination Date;
     WHEREAS, Section 901(7) of the Indenture provides that when authorized pursuant to a Board Resolution, the Company and the Trustee may amend the Indenture without notice to or consent of the Holders of the Securities in order to establish the form or terms of any series as permitted by Sections 201 and 301 of the Indenture;
     WHEREAS, Section 301 of the Indenture provides that the Securities of any one Series (other than Securities offered in a Periodic Offering) shall be identical except as otherwise provided in any supplemental indenture;
     WHEREAS, the Securities subject to the FDIC Guarantee will be offered in a Periodic Offering and/or will be subject to the terms of this Second Supplemental Indenture;
     WHEREAS, Section 901(9) of the Indenture provides that when authorized pursuant to a Board Resolution, the Company and the Trustee may amend the Indenture without notice to or consent of the Holders of the Securities in order to cure any ambiguity or to correct or supplement any provision contained in the Indenture which may be defective or inconsistent with any other provisions contained in the Indenture or to make such other provisions in regard to matters or questions arising under the Indenture, provided such other provisions shall not adversely affect in any material respect the interests of Holders of the Securities, including provisions necessary or desirable to provide for or facilitate the administration of the trusts under the Indenture;
     WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is fully protected in relying on an Opinion of Counsel stating that execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, and based upon that reliance, the Trustee has agreed to enter into this Second Supplemental Indenture; and
     WHEREAS, this Second Supplemental Indenture has been duly authorized by a Board Resolution and all other all necessary corporate action on the part of the Company.

     NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities subject to the FDIC Guarantee:
ARTICLE I
SCOPE OF THIS SUPPLEMENTAL INDENTURE
          SECTION I.A The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Securities subject to the FDIC Guarantee, and shall not apply to any other series of Securities.
ARTICLE II
ADDITIONAL TERMS
          SECTION II.A The Indenture is hereby amended by the insertion of a new Article Thirteen which shall read as follows:
“ARTICLE THIRTEEN
FDIC Guarantee
     Section 1301. Federal Deposit Insurance Corporation Guaranteed Senior Unsecured Debt
          (a) Acknowledgement of the FDIC’s Debt Guarantee Program
               (i) The parties to this Indenture acknowledge that the Issuer has not opted out of the debt guarantee program (the “TLG Program”) established by the FDIC’s Final Rule, 12 C.F.R. Part 370 (as may be amended or supplemented from time to time, the “Rule”). The TLG Program applies to any Securities issued on or after October 14, 2008 through June 30, 2009 (the “Effective Period”) that constitute unsecured senior debt, as defined in the Rule and as to which the Company has not duly made an election in accordance with Section 370.3(g) of the Rule and with respect to each such Security, for the period from October 14, 2008 to the earlier of the date such Security matures pursuant to the terms thereof and June 30, 2012 (the “Effective Period”). As a result, the applicable Securities are guaranteed under the FDIC Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States. The details of the FDIC Guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s Guarantee is the earlier of the maturity date of the applicable Securities or June 30, 2012.
                    The provisions of this Section shall be applicable only to any Securities issued under this Indenture which affirmatively indicate that they are subject to the FDIC Guarantee and the security certificate, note or other instrument evidencing each applicable Security shall bear a legend, upon which the Representative (as defined below) shall be entitled to conclusively rely, to the effect that such security certificate, note or other instrument is guaranteed by the FDIC under the TLG Program.
               (ii) In connection with the Company’s participation in the TLG Program, any Authorized Officer (as defined in, or appointed pursuant to, a Board Resolution) may affirmatively elect to exercise the right to issue senior unsecured non-guaranteed debt with maturities beyond June 30, 2012 pursuant to, and as set forth in, 12 CFR §370.3(g), and to affirmatively identify such securities in the applicable Securities certificate, note or other instrument.
               (iii) In the event of any conflict between the provisions of this Section 1301 and the rules and regulations of the TLG Program, or the Master Agreement (and any amendments thereto) entered into by the Company and the FDIC (the “Master Agreement”) with respect thereto, such rules and regulations, and/or such Master Agreement shall control.

          (b) Representative
               (i) The Trustee is designated under this Indenture as the duly authorized representative of the Holders for purposes of making claims and taking other permitted or required actions under the TLG Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Trustee’s capacity hereunder except as the Representative of such Holder under the TLG Program).
               (ii) Upon an uncured failure by the Company to make a timely payment of principal or interest under any applicable Securities (a “Payment Default”), the Representative, on behalf of all Holders of such Securities that are represented by the Representative, shall submit to the FDIC a demand for payment by the FDIC of such unpaid principal and interest (i) in the case of any payment due by the Issuer prior to the final maturity or redemption of such Securities, on the earlier of the date that the applicable cure period ends (or if such date is not a Business Day, the immediately succeeding Business Day) and 60 days following such Payment Default and (ii) in the case of any payment due by the Issuer on the final maturity date or on a redemption date for such Securities, on the Business Day following such final maturity date or redemption date (or if such date is not a Business Day, the immediately succeeding Business Day). Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the Holder and its fiduciary responsibility to the Holder when acting as such, as established by the terms of such Securities and the Indenture; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the Holder’s right, title, and interest in such Securities to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on such Securities from the proceeds of the receivership or bankruptcy estate. Any demand under this paragraph shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this paragraph, and shall certify to the accuracy thereof. Solely for the purpose of this paragraph, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
          (c) Subrogation
     The FDIC shall be subrogated to all of the rights of the Holders and the Representative under this Indenture against the Company in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the TLG Program.
          (d) Agreement to Execute Assignment upon Guarantee Payment
               (i) The Holders hereby authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders pursuant to the TLG Program, to execute an assignment substantially in the form attached to this Indenture as Exhibit A pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company under this Indenture and under the applicable Securities on behalf of the Holders. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder and under the applicable Securities for all purposes of this Indenture and upon any such assignment (or any assignment by any Holder that elects not to be represented by the Representative, as provided above), the FDIC shall be deemed a Holder under this Indenture for all purposes hereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Indenture as a result of such assignment.
               (ii) If a Holder has exercised its right not to be represented by the Representative, such Holder hereby agrees that, at such time as the FDIC shall commence making any guarantee payments to such Holder pursuant to the TLG Program, such Holder shall execute an assignment in the form attached as Exhibit A (or such other form as may be then required by the Rule), pursuant to which such Holder shall assign to the FDIC its right to receive any and all payments from the Company under this Indenture. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Indenture and upon any such assignment, the FDIC shall be deemed a holder under this Indenture for all purposes thereof, and the

Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Indenture as a result of such assignment.
          (e) Surrender of Senior Unsecured Debt Instrument to the FDIC
     If, at any time on or prior to the expiration of the Effective Period, payment in full hereunder shall be made pursuant to the TLG Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such debt, if any.
          (f) Notice Obligations to FDIC of Payment Default
     If, at any time prior to the earlier of (i) full satisfaction of the payment obligations hereunder, or (ii) expiration of the Effective Period, the Company is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default. Solely for the purpose of this paragraph, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
          (g) Ranking
     Any indebtedness of the Company to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Company and the FDIC in connection with the TLG Program will constitute a senior unsecured general obligation of the Company, ranking pari passu with any indebtedness hereunder.
          (h) Event of Default
     (i) Sections 501(1) and 501(2) of the Base Indenture shall not apply to the Securities subject to the FDIC Guarantee and the following paragraphs shall hereby be inserted with respect to the Securities subject to the FDIC Guarantee in lieu thereof:
     (1) default (a) by the Company in the payment of any interest upon the Securities of that series subject to the FDIC Guarantee when it becomes due and payable, and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon the Securities of that series subject to the FDIC Guarantee in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or
     (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) the Securities of that series subject to the FDIC Guarantee at its Maturity and (b) by the FDIC in the payment of the principal of (or premium, if any, on) the Securities of that series subject to the FDIC Guarantee in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or
     (3) default by the Company (a) in the payment of interest on any other Securities of that series not subject to the FDIC Guarantee when it becomes due and payable and continuance of that default for a period of 30 days or (b) the payment of the principal of (or premium, if any on) any other Securities of that series not subject to the FDIC Guarantee.
     (ii) The first paragraph of Section 502 of the Base Indenture shall not apply to the Securities subject to the FDIC Guarantee and the following paragraph shall hereby be inserted with respect to the Securities subject to the FDIC Guarantee in lieu thereof:
“If an Event of Default specified in Sections 501(1) or 501(2) with respect to Outstanding Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such lesser portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. In case of any other Event of Default, neither the Trustee nor the Holders have a right to declare the principal amount of, premium, if any, or accrued interest on the Security immediately due and payable;” and
     (iii) There shall not be deemed to be an Event of Default under Sections 501 of this Indenture or under the applicable Securities which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the Company to make timely payment hereunder or under the applicable Securities, provided that the FDIC is making timely guarantee payments with respect to the debt obligations hereunder in accordance with 12 C.F.R Part 370.
     Without limiting the foregoing, the provisions of Section 501 of the Indenture shall not result in any acceleration of the amounts due under any applicable Securities at any time at which the FDIC is making such timely guarantee payments, or the Company is making the required payments under such Securities.
          (i) No Modifications Without FDIC Consent
     Without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Indenture that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement executed by the Company in connection with the TLG Program.
          SECTION II.B The Indenture is hereby amended by the insertion of a new “Exhibit A” in the form attached hereto.
          SECTION II.C The Securities issued under this Second Supplemental Indenture shall be in substantially the forms set forth in Exhibits B-1, B-2 and B-3 hereto.
ARTICLE III
MISCELLANEOUS
          SECTION III.A Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
          SECTION III.B Indenture and Supplemental Indentures Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.
          SECTION III.C Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.
          SECTION III.D Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (“TIA”) that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.
          SECTION III.D Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION III.E Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
          SECTION III.F Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION III.G Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, the FDIC (to the extent set forth herein) and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.
          SECTION III.H Certain Duties and Responsibilities of the Trustee.
               (a) In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
               (b) The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.
          SECTION III.I Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION III.J Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
          SECTION III.K Effective Date. This Second Supplemental Indenture shall be effective on the date first set forth above.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed effective as of the date set forth above.

U.S. BANCORP

By:	/S/ Kenneth D. Nelson

Name:	Kenneth D. Nelson
Title:	Executive Vice President and Corporate Treasurer

CITIBANK, N.A. as Trustee

By:	/S/ Karen Schluter

Name:	Karen Schluter
Title:	Vice President

-SP-

Exhibit A
FORM OF ASSIGNMENT1
     This Assignment is made pursuant to the terms of Section 1301(d) of the Indenture, dated as of October 1, 1991, as amended from time to time (the “Agreement”), between Citibank, N.A. or its successor hereunder (the “Representative”), acting on behalf of the Holders of the debt issued under the Indenture who have not opted out of representation by the Representative (the “Holders”), and U.S. Bancorp (the “Company”) with respect to the debt obligations of the Company that are guaranteed under the TLG Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
     For value received, the Representative, on behalf of the Holders (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the promissory note or other instrument evidencing the debt issued under the Indenture (the “Note”); (b) the Indenture pursuant to which the Note was issued; and (c) any other instrument or agreement executed by the Company regarding obligations of the Company under the Note or the Indenture (collectively, the “Assignment”).
     The Assignor hereby certifies that:
1.	Without the FDIC’s prior written consent, the Assignor has not:
(a)	agreed to any material amendment of the Note or the Indenture or to any material deviation from the provisions thereof; or

(b)	accelerated the maturity of the Note.
[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]
2.	The Assignor has not assigned or otherwise transferred any interest in the Note or the Indenture;
[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]
2.	The Assignor has assigned part of its rights, title and interest in the Note and the Indenture to pursuant to the agreement, dated as of , 20 , between, as assignor, and , as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Indenture and to the following:
1.	In the event the Assignor receives any payment under or related to the Note or the Indenture from a party other than the FDIC (a “Non-FDIC Payment”):
(a)	after the date of demand for a guarantee payment on the FDIC pursuant to 12 C.F.R. Part 370, but prior to the date of the FDIC’s first guarantee payment under the Indenture pursuant to 12 C.F.R. Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as

[1]	This Form of Assignment shall be modified as appropriate if the assignment is being made by an individual debt Holder rather than the Representative or if the debt being assigned is not in certificated form or otherwise represented by a written instrument.

payment made by the Company, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b)	after the FDIC’s first guarantee payment under the Indenture, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
2.	Acceptance by the Assignor of payment pursuant to the TLG Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the TLG Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

     IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this       day of                     , 20   .

Very truly yours, [ASSIGNOR]

By:

(Signature)

Name:

(Print)

Title:

(Print)

     Consented to and acknowledged by this       day of                     , 20   .

THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:

(Signature)

Name:

(Print)

Title:

(Print)

Exhibit B-1
[Form of Global Fixed Rate Note]

B-1-1

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
THIS DEBT IS GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM AND IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE DETAILS OF THE FDIC GUARANTEE ARE PROVIDED IN THE FDIC’S REGULATIONS, 12 CFR PART 370, AND AT THE FDIC’S WEBSITE, WWW.FDIC.GOV/TLGP. THE EXPIRATION DATE OF THE FDIC’S GUARANTEE IS THE EARLIER OF THE MATURITY DATE OF THE DEBT OR JUNE 30, 2012. SUCH PROGRAM IS REFERRED TO HEREIN AS THE “TLG PROGRAM.”
THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT AN OBLIGATION OF OR GUARANTEED BY U.S. BANCORP OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF U.S. BANCORP.
THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF U.S. BANCORP. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF U.S. BANCORP, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
THE SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURE CONTAINS PROVISIONS APPLICABLE TO NOTES ISSUED SUBJECT TO THE FDIC GUARANTEE, BUT ONLY FOR SO LONG AS THE FDIC GUARANTEE REMAINS IN EFFECT OR UNTIL SUCH LATER TIME AS MAY BE REQUIRED BY THE RULES AND REGULATIONS OF THE FDIC OR ANY SUCCESSOR ENTITY. THE PROVISIONS OF SECTION 1301 OF THE INDENTURE, AS SET FORTH IN SUCH SUPPLEMENTAL INDENTURE, ARE APPLICABLE TO THIS NOTE, AND REFERENCE IS MADE TO SUCH SECTION 1301 FOR ADDITIONAL PROVISIONS THAT GOVERN THIS NOTE.
THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC AS SET FORTH IN THIS NOTE AND THE INDENTURE.

B-1-2

REGISTERED No. RA-	U.S. BANCORP Medium-Term Note, Series R (Senior) (Global Fixed Rate Note) (Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”))	REGISTERED Principal Amount: $ CUSIP No.

ORIGINAL ISSUE DATE:	MATURITY DATE:

INTEREST RATE:	REDEMPTION TERMS:

SPECIFIED CURRENCY:	OTHER TERMS:
FDIC guaranteed, as described below
     U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      DOLLARS ($                    ) on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest thereon from the Original Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on (but excluding) each February 1 and August 1 or such other dates, if any, as are specified under “Other Terms” above (the “Interest Payment Dates”), commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum equal to the Interest Rate shown above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which shall, unless otherwise specified under “Other Terms” above, be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Maturity Date or Redemption Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business

B-1-3

Day with the same force and effect as if made on such Maturity Date or Redemption Date, and no interest will accrue for the period from and after that Maturity Date or Redemption Date, as applicable. In the event that any Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest will accrue with respect to the payment due on such Interest Payment Date for the period from and after that Interest Payment Date to the next succeeding Business Day. Payment of the principal of (and premium, if any) and interest on this Note will be made to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the book entry notes, provided, however, that the Company may, at its option, pay interest on any Certificated Note, other than interest at maturity or upon redemption, by mailing a check to the address of the Person entitled to payment as it appears on the Security Register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. A Holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee or the applicable Paying Agent not later than fifteen calendar days prior to the applicable Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds upon presentation of this Note. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.
     The principal of and any premium and interest on this Note are payable by the Company in the Specified Currency for this Note. If the Specified Currency for this Note is other than U.S. dollars, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars in the manner described in the following paragraph. If this Note has a Specified Currency other than U.S. dollars, the Holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen days prior to the applicable payment date, subject to certain exceptions. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.
     In case the Specified Currency on the face hereof is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to Holders of Notes denominated in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to all Holders on the payment date will be in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments due such Holder.

B-1-4

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee identified below, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

B-1-5

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

U.S. BANCORP

Dated:	By

Vice President

Attest

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By

Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION, as Authenticating Agent

By

Authorized Officer

B-1-6

[Reverse Side of Note]
U.S. BANCORP
Medium-Term Note, Series R (Senior)
(Global Fixed Rate Note)
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued or to be issued in one or more series under an Indenture, dated as of October 1, 1991, as supplemented by a First Supplemental Indenture dated as of August 6, 2001 and a Second Supplemental Indenture dated as of March 13, 2009 (together, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.
     By the acceptance of this Note, the Holder hereof hereby agrees to the appointment of the Trustee as its representative (the “Representative”) for purposes of making claims and taking all actions permitted or required under the TLG Program and in accordance with the terms of, and under the circumstances set forth in, the Indenture. Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Trustee’s capacity under the Indenture except as the representative of such Holder under the FDIC’s TLG Program).
     If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under “Redemption Terms”, this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together in the case of any such redemption with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. In the event of redemption of less than all of the principal of this Note, a new Note of this series and with similar terms, and of an authorized denomination representing the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof under “Redemption Terms,” this Note is not subject to any sinking fund.

B-1-7

     If an Event of Default concerning: (1) default (a) by the Company in the payment of interest, if any, upon the Notes when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon the Notes in accordance with the TLG Program (12 C.F.R. Part 370); or (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) the Notes on its Maturity Date and (b) by the FDIC in the payment of the principal of (or premium, if any, on) the Note in accordance with the TLG Program (12 C.F.R. Part 370) shall occur and is continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Notes shall terminate.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding; provided, however, that the express written consent of the FDIC will be required to amend, modify or waive any provision of the Notes which series are guaranteed by the FDIC pursuant to its TLG Program (12 C.F.R. Part 370), or the provisions of the Indenture relating to principal, interest, default or ranking provisions of the Notes; any provisions of the Notes or the Indenture required to be included by a “Master Agreement” between the Company and the FDIC relating to the Company’s participation in the TLG Program (12 C.F.R. Part 370); or any other provision that would require the consent of all Holders of the Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized

B-1-8

denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     Unless otherwise set forth on the face hereof, under “Other Terms”, the Notes of this series are issuable only in fully registered form without coupons in denominations of $2,000 or any amount in excess of $2,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms.” Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

B-1-9

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—	Custodian

	(Cust)	(Minor)
under Uniform Gift to Minors Act

(State)
Additional abbreviations may be used though not in the above list.

B-1-10

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated

     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.

B-1-11

Exhibit B-2
[Form of Global Floating Rate Note]

B-2-1

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
THIS DEBT IS GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM AND IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE DETAILS OF THE FDIC GUARANTEE ARE PROVIDED IN THE FDIC’S REGULATIONS, 12 CFR PART 370, AND AT THE FDIC’S WEBSITE, WWW.FDIC.GOV/TLGP. THE EXPIRATION DATE OF THE FDIC’S GUARANTEE IS THE EARLIER OF THE MATURITY DATE OF THE DEBT OR JUNE 30, 2012. SUCH PROGRAM IS REFERRED TO HEREIN AS THE “TLG PROGRAM.”
THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT AN OBLIGATION OF OR GUARANTEED BY U.S. BANCORP OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF U.S. BANCORP.
THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF U.S. BANCORP. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF U.S. BANCORP, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
THE SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURE CONTAINS PROVISIONS APPLICABLE TO NOTES ISSUED SUBJECT TO THE FDIC GUARANTEE, BUT ONLY FOR SO LONG AS THE FDIC GUARANTEE REMAINS IN EFFECT OR UNTIL SUCH LATER TIME AS MAY BE REQUIRED BY THE RULES AND REGULATIONS OF THE FDIC OR ANY SUCCESSOR ENTITY. THE PROVISIONS OF SECTION 1301 OF THE INDENTURE, AS SET FORTH IN SUCH SUPPLEMENTAL INDENTURE, ARE APPLICABLE TO THIS NOTE, AND REFERENCE IS MADE TO SUCH SECTION 1301 FOR ADDITIONAL PROVISIONS THAT GOVERN THIS NOTE.
THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC AS SET FORTH IN THIS NOTE AND THE INDENTURE.

B-2-2

REGISTERED No. RB-	U.S. Bancorp Medium-Term Note, Series R (Senior) (Global Floating Rate Note) (Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”))	REGISTERED Principal Amount: $ CUSIP No.

ORIGINAL ISSUE DATE:		MATURITY DATE:

INITIAL INTEREST RATE:		SPREAD:

BASE RATE (and, if applicable, related Interest Periods):		SPREAD MULTIPLIER:

☐	Commercial Paper Rate	REDEMPTION TERMS:
☐	Federal Funds Rate
☐ Federal Funds (Effective) Rate
☐ Federal Funds Open Rate
☐ Federal Funds Target Rate
☐	LIBOR
☐	EURIBOR
☐	Prime Rate
☐	CD Rate
☐	Treasury Rate
☐	CMT Rate
☐ Reuters Page FRBCMT
☐ Reuters Page FEDCMT
☐ One-Week ☐ One-Month
☐	Other (see “Other Terms”)	OTHER TERMS: FDIC guaranteed, as described below

INDEX MATURITY:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

INTEREST RESET PERIOD:

SPECIFIED CURRENCY:

DAY COUNT CONVENTION:
☐	30/360 for the period
From To
☐	Actual/360 for the period
From To
☐	Actual/Actual for the period
From To

B-2-3

     U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      DOLLARS ($                    ) on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest thereon from the Original Issue Date shown above or, except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date shown above, commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum determined in accordance with the provisions set forth on the reverse side hereof relating to the applicable Base Rate specified above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which, unless otherwise specified under “Other Terms” above, shall be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Maturity Date or Redemption Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date or Redemption Date, as applicable. In the event that any Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR and EURIBOR notes, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Payment of the principal of (and premium, if any) and interest on this Note will be made to The Depository Trust Company, as depositary, or its nominee as the registered owner of the global notes representing the book entry notes, provided, however, that the Company may, at its option, pay interest on any Certificated Note, other than interest at maturity or upon redemption, by mailing a check to the address of the Person entitled to payment as it appears on the Security Register of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. A Holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee or the applicable Paying Agent not later than fifteen calendar days prior to the applicable Interest Payment Date. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available

B-2-4

funds. If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth above under “Redemption Terms”, this Note is subject to redemption, in whole or in part, at the option of the Company prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the registered holder of the Note.
     The principal of and any premium and interest on this Note are payable by the Company in the Specified Currency for this Note. If the Specified Currency for this Note is other than U.S. dollars, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this Note into U.S. dollars in the manner described in the following paragraph. If this Note has a Specified Currency other than U.S. dollars, the Holder may (if so indicated on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.
     In case the Specified Currency on the face hereof is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to Holders of Notes denominated in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to all Holders on the payment date will be in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments due such Holder.
     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

B-2-5

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

U.S. BANCORP

Dated:	By

Vice President

Attest

Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By

Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION, as Authenticating Agent

By

Authorized Officer

B-2-6

[Reverse Side of Note]
U.S. BANCORP
Medium-Term Note, Series R (Senior)
(Global Floating Rate Note)
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued or to be issued in one or more series under an Indenture, dated as of October 1, 1991, as supplemented by a First Supplemental Indenture dated as of August 6, 2001 and a Second Supplemental Indenture dated as of March 13, 2009 (together, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.
     By the acceptance of this Note, the Holder hereof hereby agrees to the appointment of the Trustee as its representative (the “Representative”) for purposes of making claims and taking all actions permitted or required under the TLG Program and in accordance with the terms of, and under the circumstances set forth in, the Indenture. Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Trustee’s capacity under the Indenture except as the representative of such Holder under the TLG Program).
     General
     The rate of interest for this Note will be determined by reference to one or more Base Rates specified on the face hereof, which may be adjusted by a Spread and/or Spread Multiplier. The “Spread” is the number of basis points, or one-hundredth of a percentage point, specified on the face hereof to be added or subtracted from the Base Rate specified on the face hereof. The “Spread Multiplier” is the percentage specified on the face hereof to be applied to the Base Rate specified on the face hereof. This Note may also have either or both of the following: (i) a Maximum Interest Rate, or ceiling, on the rate at which interest will accrue during any Interest Reset Period; and (ii) a Minimum Interest Rate, or floor, on the rate at which interest will accrue during any Interest Reset Period. Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

B-2-7

     Commencing with the Interest Reset Date specified on the face hereof, first following the Original Issue Date specified on the face hereof, the rate at which this Note bears interest will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an “Interest Reset Period,” and the date on which each such reset occurs, an “Interest Reset Date”). Unless otherwise specified on the face hereof under “Other Terms,” the Interest Reset Date will be as follows: in the case of Notes which are reset daily, each Business Day; in the case of Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Notes which are reset monthly, the third Wednesday of each month; in the case of Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Notes which are reset semi-annually, the third Wednesday of the two months of each year as indicated on the face hereof, by the Interest Reset Dates; and in the case of Notes which are reset annually, the third Wednesday of the month of each year as indicated on the face hereof, by the Interest Reset Dates. Unless otherwise specified on the face hereof, the interest rate determined with respect to any Interest Determination Date (as defined below) will become effective on the next succeeding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to this Note (the “Initial Interest Rate”) will be as set forth on the face hereof. If any Interest Reset Date for any Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR and EURIBOR notes, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.
     As used herein, “Interest Determination Date” is the date that the Calculation Agent will refer to, when determining the new interest rate at which the interest rate on a Floating Rate Note will reset. Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, a CD Rate Note, or a CMT Rate Note (the “Commercial Paper Rate Interest Determination Date”, the “CD Rate Interest Determination Date”, and the “CMT Rate Interest Determination Date”, respectively) will be the second Business Day before the Interest Reset Date; for Federal Funds Rate Notes and Prime Rate Notes, the Business Day immediately preceding the related Interest Reset Date (the “Federal Funds Rate Interest Determination Date” and the “Prime Rate Interest Determination Date”, respectively); for EURIBOR Notes, the second TARGET Business Day before the Interest Reset Date (the “EURIBOR Interest Determination Date”); and for LIBOR Notes, the second London Business Day before the Interest Reset Date (the “LIBOR Interest Determination Date”). Unless otherwise specified on the face hereof under “Other Terms,” the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the “Treasury Rate Interest Determination Date”) will be the Business Day (other than the Interest Reset Date) on which Treasury Bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next week. If an

B-2-8

auction falls on a day that is an Interest Reset Date for a Treasury Rate Note, the Interest Reset Date will be the following Business Day. The Interest Determination Date for a Floating Rate Note, which interest rate is determined by two or more Base Rates, will be the latest Business Day which is at least two Business Days prior to the Interest Reset Date for such Floating Rate Note on which each such Base Rate can be determined.
     Unless otherwise specified on the face hereof under “Other Terms,” interest payments on this Note on an Interest Payment Date will accrue from and including the most recent Interest Payment Date on which interest is paid or duly provided for, or if no interest is paid or duly provided for, the date will be from and including the Original Issue Date or any other date specified on the face hereof on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest is calculated by multiplying the face amount of this Note by the applicable accrued interest factor (the “Accrued Interest Factor”). This Accrued Interest Factor is the sum of the interest factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the annual interest rate, expressed as a decimal, applicable to that day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes, and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if the day is an Interest Reset Date, the interest rate for the Interest Determination Date related to the Interest Reset Date or (ii) if the day is not an Interest Reset Date, the interest rate for the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to the Maximum Interest Rate or Minimum Interest Rate referred to on the face hereof.
     On or before the Calculation Date (as defined below), U.S. Bank Trust National Association, as Calculation Agent (the “Calculation Agent”), will determine the interest rate in accordance with the foregoing with respect to the applicable Base Rate and will notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to this Note. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified on the face hereof under “Other Terms,” the “Calculation Date” means the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if that day is not a Business Day, the following Business Day, and (ii) the Business Day before the applicable Interest Payment Date, Maturity Date or Redemption Date, as the case may be.
     Unless otherwise specified on the face hereof under “Other Terms,” all percentages resulting from any calculation on this Note, will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or

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.0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654)). All calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g.,         .098765455 will be rounded to .09876546 and .098765454 will be rounded to .09876545). All dollar amounts used in or resulting from calculation on this Note will be rounded to the nearest cent, with one-half cent being rounded upward.
     Determination of Commercial Paper Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the Commercial Paper Rate, this Note is a “Commercial Paper Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Commercial Paper Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Commercial Paper Rate Interest Determination Date. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” “Commercial Paper Rate” means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof as published in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 (519)”) under the heading “Commercial Paper — Nonfinancial.”
     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above: (1) If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date relating to the Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as set forth in the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication (the “H.15 Daily Update”) under the heading “Commercial Paper — Nonfinancial;” (2) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Rate Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on the Commercial Paper Rate Interest Determination Date.

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     “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360 - (D x M)
where “D” refers to the applicable per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which the interest is being calculated.
     Determination of Federal Funds Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the Federal Funds Rate, this Note is a “Federal Funds Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Federal Funds Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Federal Funds Rate Interest Determination Date. Federal Funds Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified on the face hereof.
     Unless otherwise specified on the face hereof under “Other Terms,” “Federal Funds Rate” means the rate determined by the Calculation Agent, with respect to any Federal Funds Rate Interest Determination Date, in accordance with the following provisions:
     (1) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate

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Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.
     (2) If “Federal Funds Open Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.
     (3) If “Federal Funds Target Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date.
     Determination of LIBOR
     If the Base Rate specified on the face hereof with respect to any Interest Period is LIBOR, this Note is a “LIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be LIBOR as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face

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hereof, as determined on the applicable LIBOR Interest Determination Date. LIBOR Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” “LIBOR” will be determined by the Calculation Agent with respect to each LIBOR Interest Determination Date in accordance with the following provisions:
     (1) With respect to LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with provision described in clause (2) below.
     (2) With respect to LIBOR Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (1) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.
     As referenced above, “Designated LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such Designated LIBOR Currency is specified on the face hereof, U.S. dollars. “Principal Financial Center” means (i) the capital city of the country issuing the Designated LIBOR Currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City,

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Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.
     Determination of EURIBOR
     If the Base Rate specified on the face hereof with respect to any Interest Period is EURIBOR, this Note is a “EURIBOR Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the EURIBOR Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable EURIBOR Interest Determination Date. EURIBOR Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” EURIBOR means, with respect to any EURIBOR Interest Determination Date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:
     (1) EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified on the face hereof, beginning on the second euro Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.
     (2) If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.
     (3) If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.
     (4) If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior

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Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.
     Determination of Prime Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the Prime Rate, this Note is a “Prime Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Prime Rate as adjusted by the Spread and/or Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Prime Rate Interest Determination Date. Prime Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” “Prime Rate” means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the caption “Bank prime loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include affiliates of the dealers) in New York City selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.
     “Reuters Page USPRIME1” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.
     Determination of the CD Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the CD Rate, this Note is a “CD Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the CD Rate as adjusted by the Spread and/or the Spread Multiplier, as specified on the face hereof, as

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determined on the applicable CD Rate Interest Determination Date. CD Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” “CD Rate” means, with respect to any CD Rate Interest Determination Date, the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519), under the heading “CDs (Secondary Market).” If the CD Rate cannot be determined in this manner, the following procedures will apply:
     (1) If the rate described above is not published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate will be the rate on that CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15 Daily Update, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”
     (2) If by 3:00 p.m., New York City time, on the applicable Calculation Date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD Rate for that CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include one or more of the agents or their affiliates, selected by the Calculation Agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.
     (3) If the dealer(s) selected as described above by the Calculation Agent are not quoting rates as set forth above, the CD Rate for that CD interest rate determination date will be the CD Rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the Initial Interest Rate.
     Determination of Treasury Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the Treasury Rate, this Note is a “Treasury Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be the Treasury Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Treasury Rate Interest Determination Date. Treasury Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” “Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other

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page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such Auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.
     The “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100

360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
     Determination of CMT Rate
     If the Base Rate specified on the face hereof with respect to any Interest Period is the CMT Rate, this Note is a “CMT Rate Note” with respect to such Interest Period and the interest rate with respect to this Note for any Interest Reset Date relating to such Interest Period shall be

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the CMT Rate as adjusted by the Spread and/or the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Rate Interest Determination Date. CMT Rate Notes will be subject to the Minimum Interest Rate and Maximum Interest Rate, if any.
     Unless otherwise specified on the face hereof under “Other Terms,” with respect to any CMT Rate Interest Determination Date:
     (1) If “Reuters Page FRBCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.” If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate that would otherwise have been published in H.15(519). If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than

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the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.
     (2) If “Reuters Page FEDCMT” is the specified CMT Reuters Page on the face hereof, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.” If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified on the face hereof, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest

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Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.
     Redemption
     If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under “Redemption Terms”, this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days’ notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable in the case of any such redemption to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates referred to above, all as provided in the Indenture. In the event of redemption of less than all of the principal of this Note, a new Note of this series and of like tenor of an authorized denomination for the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof, under “Redemption Terms”, this Note is not subject to any sinking fund.
     Miscellaneous Provisions
     If an Event of Default concerning: (1) default (a) by the Company in the payment of interest, if any, upon the Notes when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon the Notes in accordance with the TLG Program (12 C.F.R. Part 370); or (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) the Notes on its Maturity Date and (b) by the FDIC in the payment of the principal of (or premium, if any, on) the Note in accordance with

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the TLG Program (12 C.F.R. Part 370) shall occur and is continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Notes shall terminate.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding; provided, however, that the express written consent of the FDIC will be required to amend, modify or waive any provision of the Notes which series are guaranteed by the FDIC pursuant to the TLG Program (12 C.F.R. Part 370), or the provisions of the Indenture relating to principal, interest, default or ranking provisions of the Notes; any provisions of the Notes or the Indenture required to be included by a “Master Agreement” between the Company and the FDIC relating to the Company’s participation in the TLG Program (12 C.F.R. Part 370); or any other provision that would require the consent of all Holders of the Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     Unless otherwise set forth on the face hereof under “Other Terms,” the Notes of this series are issuable only in fully registered form without coupons in denominations of $2,000 or any amount in excess of $2,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are

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exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Note may have such additional or different terms as are set forth on the face hereof under “Other Terms.” Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

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ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with right of survivorship and not as tenants in common
UNF GIFT MIN ACT—	Custodian

	(Cust)	(Minor)
under Uniform Gift to Minors Act

(State)
     Additional abbreviations may be used though not in the above list.

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ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Name and address of assignee, including zip code, must be printed or typewritten)
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated

     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in New York City or by a member of the New York Stock Exchange.

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Exhibit B-3
[Form of Global Master Note]

B-3-1

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
THIS DEBT IS GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM AND IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE DETAILS OF THE FDIC GUARANTEE ARE PROVIDED IN THE FDIC’S REGULATIONS, 12 CFR PART 370, AND AT THE FDIC’S WEBSITE, WWW.FDIC.GOV/TLGP. THE EXPIRATION DATE OF THE FDIC’S GUARANTEE IS THE EARLIER OF THE MATURITY DATE OF THE DEBT OR JUNE 30, 2012. SUCH PROGRAM IS REFERRED TO HEREIN AS THE “TLG PROGRAM.”
THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT AN OBLIGATION OF OR GUARANTEED BY U.S. BANCORP OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF U.S. BANCORP.
THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF U.S. BANCORP. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF U.S. BANCORP, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.
THE SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURE CONTAINS PROVISIONS APPLICABLE TO NOTES ISSUED SUBJECT TO THE FDIC GUARANTEE, BUT ONLY FOR SO LONG AS THE FDIC GUARANTEE REMAINS IN EFFECT OR UNTIL SUCH LATER TIME AS MAY BE REQUIRED BY THE RULES AND REGULATIONS OF THE FDIC OR ANY SUCCESSOR ENTITY. THE PROVISIONS OF SECTION 15.11 OF THE INDENTURE, AS SET FORTH IN SUCH SUPPLEMENTAL INDENTURE, ARE APPLICABLE TO THIS NOTE, AND REFERENCE IS MADE TO SUCH SECTION 15.11 FOR ADDITIONAL PROVISIONS THAT GOVERN THIS NOTE.
THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC AS SET FORTH IN THIS NOTE AND THE INDENTURE.

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REGISTERED No. RM-	U.S. Bancorp Medium-Term Note, Series R (Senior) (Master Global Note) (Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”))	REGISTERED
     U.S. Bancorp (the “Issuer”), a corporation duly organized and existing under the laws of Delaware, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by U.S. Bank Trust National Association (the “Issuing and Paying Agent”) as being evidenced by this Master Global Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Issuing and Paying Agent without the necessity of presentation and surrender of this Master Global Note.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER GLOBAL NOTE SET FORTH ON THE REVERSE HEREOF.
     This Master Global Note is a valid and binding obligation of the Issuer.

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     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated: , 2009	U.S. BANCORP

By:

Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:

Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION, as Authenticating Agent

By:

Authorized Officer

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(Reverse Side of Note)
     This Master Global Note evidences certain indebtedness (the “Debt Obligations”) of the Issuer, which shall form a part of the Issuer’s unsecured, unsubordinated medium-term notes, Series R due nine months or more from the date of issue (“Series R”), all issued or to be issued under and pursuant to an Indenture dated as of October 1, 1991 (the “Indenture”), duly executed and delivered by the Issuer to Citibank, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto (including the Issuer’s Officer’s Certificate and Company Order, dated April 25, 2008, with respect to, among other things, the establishment of Medium-Term Notes, Series R (Senior)) reference is hereby made for a description of the rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations as evidenced by this Master Global Note aggregated with any other indebtedness of the Issuer issued under Series R are unlimited.
     The Trustee has been designated as the duly authorized representative of the holder of the Notes for purposes of making claims and taking other permitted or required actions under the TLG Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
     Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Indenture.
     No reference herein to the Indenture and no provision of this Master Global Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of the Issuer.
     At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Global Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Global Note.
     Beneficial interests in the Debt Obligations evidenced by this Master Global Note are exchangeable for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, only if (a) (i) The Depository Trust Company, as depositary (the “Depositary”), notifies the Issuer that it is unwilling or unable to continue as Depositary for this Master Global Note, or (ii) if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either case, a successor depositary is not appointed by the Issuer within 90 days after receiving notice or becoming aware the Depositary is unwilling or unable to continue as Depositary or is no longer so registered; (b) in the case of any other registered global note if (i) the clearing system(s) through which the notes are cleared and settled is closed for business for a continuous period of 14 days, other than by reason of holidays, statutory or otherwise; or (ii) the clearing system(s) through which the notes are cleared and settled announces an intention to cease business permanently or does in fact do so; (c) the Issuer in its sole discretion elects to issue definitive notes; or (d) after the occurrence of an Event of Default relating to a Debt Obligation evidenced by this Master Global Note, beneficial owners representing a majority in principal amount of such Debt Obligation advise the Depositary or other clearing system(s) through its participants to cease acting as depositary for such Debt Obligation evidenced by this Master Global Note. Any beneficial interests in such Debt Obligation that are exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such definitive notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the registrar.
     Prior to due presentment of this Master Global Note for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may treat the holder in whose name this Master Global Note is registered as

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the owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary except as required by applicable law.

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FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)
the Master Global Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Master Global Note on the books of the Issuer with full power of substitution in the premises.

Dated:

(Signature)
Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Global Note, in every particular, without alteration or enlargement or any change whatsoever.

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U.S. BANCORP
RIDER TO MASTER GLOBAL NOTE DATED                     , 2009
Medium-Term Notes, Series R (Senior)
This RIDER forms a part of and is incorporated into the Master Global Note dated                     , 2009, of U.S. Bancorp (the “Issuer”) registered in the name of Cede & Co, or its registered assigns, evidencing the Issuer’s Debt Obligations.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER GLOBAL NOTE (TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS “MASTER GLOBAL NOTE”) SET FORTH IN THE RECORDS OF THE ISSUER MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED APRIL 25, 2008 AND MARCH 10, 2009, AND PROSPECTUS DATED APRIL 17, 2008 (EACH, AS IT MAY BE AMENDED OR SUPPLEMENTED, A “PRICING SUPPLEMENT”) RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
Section 1. Defined Terms.
Unless otherwise defined herein, all terms used in this Master Global Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.
Section 2. General.
This Master Global Note is a duly authorized issue of the series of notes of the Issuer designated herein. By the terms of the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of the Issuer of this series are unlimited.
This Master Global Note may have such additional or different terms as are set forth in the applicable Pricing Supplement(s). Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Master Global Note.
Section 3. Payments of Principal and Interest.
Unless otherwise specified in the applicable Pricing Supplement, the issuer shall pay on the Maturity date of each Debt Obligation, together with any premium thereon, upon any applicable Redemption Date, and to pay interest thereon from the original issue date of such Debt Obligation (the “Original Issue Date”), except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each applicable Interest Payment Date, commencing with the Interest Payment Date immediately following the Original Issue Date, at the applicable rate, until the principal of Debt Obligation is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Master Global Note (or one or more predecessor Master Global Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which, unless otherwise specified in the applicable Pricing Supplement, shall be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date; provided, however,

B-3-8

that interest payable on the Maturity date of any Debt Obligation or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder of the this Master Global Note on such Regular Record Date and may be paid to the Person in whose name this Master Global Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Master Global Note not less than 10 days prior to such Special Record Date. In the event that any Maturity date or Redemption Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity date or Redemption Date, as applicable. In the event that any Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR Debt Obligations and EURIBOR Debt Obligations, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Payment of the principal of (and premium, if any) and interest on this Master Global Note will be made to the Depository, or its nominee, as the registered owner of this Master Global Note representing the Debt Obligations. A holder of this Master Global Note holding $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of the Debt Obligations shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee or the applicable Paying Agent not later than the Regular Record Date. Payment of the principal of (and premium, if any) and interest on this Master Global Note due on the Maturity date or any applicable Redemption Date will be made in immediately available funds.
The principal of and any premium and interest on the Debt Obligations under this Master Global Note are payable by the Issuer in the currency specified in the applicable Pricing Supplement. If the specified currency is other than U.S. dollars, the Issuer will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of the applicable Debt Obligations under this Master Global Note into U.S. dollars in the manner described in the following paragraph. If the specified currency is other than U.S. dollars, the holder may (if so indicated in the applicable Pricing Supplement) elect to receive all payments in respect of applicable Debt Obligations under this Master Global Note in the specified currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.
In case the specified currency is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency for settlement on the payment date of the aggregate amount of the specified currency payable to the holder of this Master Global Note. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to the holder on the payment date will be in the specified currency. All currency exchange costs will be borne by the holder of this Master Global Note by deductions from such payments due such holder.
Section 4. Redemption.
If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of the applicable Debt Obligations) are set forth in the applicable Pricing Supplement, such Debt Obligations are subject to redemption prior to the Maturity date upon not less than 30 nor more than 60 days’ notice mailed to the Person in whose name this Master Global Note is registered at such address as shall appear in the Security Register of the Issuer, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Issuer, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable in the case of any such redemption to the holder of this Master Global Note (or one or more predecessor Notes) at the close of business on the relevant record dates referred to above, all as provided in the Indenture.

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Section 5. Sinking Funds.
Unless otherwise specified in the applicable Pricing Supplement, the Debt Obligations under this Master Global Note is not subject to any sinking fund.
Section 6. Principal Amount For Indenture Purposes.
For the purpose of determining whether holders of the requisite amount of the notes of Series R, including the Debt Obligations as evidenced by this Master Global Note, outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Master Global Note shall be deemed to be the aggregate principal amount outstanding of the Debt Obligations as evidenced by this Master Global Note.
Section 7. Modification and Waivers.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the notes of each series, including the holders of the Debt Obligations, to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the holders of any notes, including the holders of Debt Obligations, at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Debt Obligations of each series at the time Outstanding, on behalf of the holders of all Debt Obligations of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Master Global Note shall be conclusive and binding upon such holder and upon all future holders of this Master Global Note and of any Master Global Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Master Global Note.
No reference herein to the Indenture and no provision of this Master Global Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Master Global Note at the times, place and rate, and in the coin or currency, herein prescribed.
Section 8. Authorized Form and Denominations.
Unless otherwise set forth in the applicable Pricing Supplement, the Debt Obligations of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Debt Obligations of this series are exchangeable for a like aggregate principal amount of Debt Obligations of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Master Global Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
Section 9. Registration of Transfer.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Master Global Note is registrable in the Security Register of the Issuer, upon surrender of this Master Global Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest on this Master Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Master Global Notes of this series and of like tenor of

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authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
Section 10. Events of Default.
If an Event of Default with respect to the Debt Obligations under this Master Global Note of this series shall occur and be continuing, the principal of all such Debt Obligations under this Master Global Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that during the time (a) the FDIC guarantee is in effect or (b) that guarantee payments are being made by the FDIC to the Trustee or the Holders of this Master Global Note, no such Event of Default shall permit or result in the acceleration of any amounts due under this Note or the Indenture.
Section 11. Governing Law.
This Master Global Note shall be governed by and construed in accordance with the laws of the State of New York.

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